                                 EXHIBIT 23.1

                        Consent of Independent Accountants


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated February 11, 1999, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in SunGard Data Systems Inc.'s Annual Report on Form 10-K.



                                        /s/   PricewaterhouseCoopers LLP
                                        --------------------------------




April 28, 1999